                                                                   EXHIBIT 99(G)

SAFEGUARD HEALTH ENTERPRISES, INC.

CONSOLIDATED FINANCIAL STATEMENTS FOR
THE THREE MONTHS ENDED MARCH 31, 1997 AND
THE YEAR ENDED DECEMBER 31, 1996

SAFEGUARD HEALTH ENTERPRISES, INC.
 PRO FORMA CONSOLIDATED UNAUDITED BALANCE SHEET
AS OF MARCH 31, 1997
(IN THOUSANDS)


                                                                        Safeguard
                                                                          Health
                                                                       Enterprises,                    Pro forma
                                                            Advantage      Inc.        Adjustments    Consolidated
        ASSETS
CURRENT ASSETS:
Cash and cash equivalents                                        753       1,302           (400) k        1,655
Investments available for sale, at estimated fair value                    5,435           (725) f        4,710
Investments held to maturity, at cost                                      2,683                          2,683
Accounts and notes receivable, net                               333       7,140                          7,473
Prepaid expenses and other current assets                        168       1,423                          1,591
Deferred income taxes                                                        165                            165
Net assets of discontinued operations                              -       6,373              -           6,373
                                                              ------     -------        -------        --------
  Total current assets                                         1,255      24,521         (1,125)         24,651

PROPERTY AND EQUIPMENT, net                                      391      10,798           (100) k       11,089

INVESTMENTS HELD TO MATURITY, at cost                            212       3,609                          3,821

NOTES RECEIVABLE - long term                                               7,176                          7,176

OTHER ASSETS                                                                 232                            232

INTANGIBLES, net                                                   -      24,520          9,870 g,i      34,390
                                                              ------     -------        -------        --------
                                                               1,858      70,856          8,645          81,359
                                                              ======     =======        =======        ========

        LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt                                          2,875                          2,875
Current portion of note payable                                   31       1,192            500 i         1,723
Accounts payable and accrued expenses                             19       7,004            400 j         7,423
Reserves for incurred but not reported claims                              2,282                          2,282
Income taxes payable                                                         519                            519
Deferred revenue                                                 553         454                          1,007
                                                              ------     -------        -------        --------
  Total current liabilities                                      603      14,326            900          15,829

LONG-TERM LIABILITIES                                                     18,323          9,000 e,i      27,323

DEFERRED INCOME TAXES                                                      1,781                          1,781

STOCKHOLDERS' EQUITY:
Common stock and paid-in capital                                 204      21,255           (204) h       21,255
Retained earnings                                              1,051      33,395         (1,051) h       33,395
Treasury stock, at cost                                            -     (18,123)                       (18,123)
Net unrealized loss on investment securities                       -        (101)             -            (101)
                                                              ------     -------        -------        --------
  Total stockholders' equity                                   1,255      36,426         (1,255)         36,426
                                                              ------     -------        -------        --------
                                                               1,858      70,856          8,645          81,359
                                                              ======     =======        =======        ========

SAFEGUARD HEALTH ENTERPRISES, INC.
 PRO FORMA CONSOLIDATED UNAUDITED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 1997
(in thousands, except per share)


                                                                        Safeguard
                                                                          Health
                                                                       Enterprises,
                                                            Advantage      Inc.        Adjustments    Consolidated
HEALTH CARE REVENUES                                           1,671      25,053              -          26,724

COSTS AND EXPENSES:
Health care services                                             807      16,998                         17,805
Selling, general and administrative                              497       5,749            108 a,b       6,355
                                                              ------     -------          -----         -------

  Total costs and expenses                                     1,305      22,747            108          24,160
                                                              ------     -------          -----         -------

OPERATING INCOME (LOSS)                                          366       2,306           (108)          2,564

OTHER INCOME (EXPENSE), net                                        3         298            (10) d          291
OTHER INTEREST (EXPENSE), net                                      -        (497)          (202) c         (699)
                                                              ------     -------          -----         -------

INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES                  369       2,107           (320)          2,156

PROVISION FOR INCOME TAXES                                         -         877             21             898
                                                              ------     -------          -----         -------
NET INCOME (LOSS)                                                369       1,230           (341)          1,258
                                                              ======     =======          =====         =======

NET INCOME PER COMMON SHARE AND
  COMMON SHARE EQUIVALENT                                                                               $  0.25
                                                                                                        =======

WEIGHTED AVERAGE COMMON AND COMMON
  EQUIVALENT SHARES OUTSTANDING                                                                           4,938
                                                                                                        =======


SAFEGUARD HEALTH ENTERPRISES, INC.
 PRO FORMA CONSOLIDATED UNAUDITED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 1996
(in thousands, except per share)

                                                                             Safeguard
                                                                              Health
                                                                            Enterprises,
                                                               Advantage       Inc.        Adjustments    Consolidated
HEALTH CARE REVENUES                                             5,281        80,990           -             86,271

COSTS AND EXPENSES:
Health care services                                             2,893        59,566                         62,459
Selling, general and administrative                              1,801        16,292         433 a,b         18,526
                                                                ------      --------     -------            -------

  Total costs and expenses                                       4,694        75,858         433             80,985
                                                                ------      --------     -------            -------

OPERATING INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES          587         5,132        (433)             5,287

OTHER INCOME (EXPENSE), net                                         16           984         (40) d             960
OTHER INTEREST (EXPENSE), net                                        -          (485)       (808) c          (1,293)
                                                                ------      --------     -------            -------

INCOME (LOSS) BEFORE PROVISION FOR
  INCOME TAXES                                                     603         5,631      (1,280)             4,954

PROVISION FOR INCOME TAXES                                           -         2,218        (208)             2,010
                                                                ------      --------     -------            -------

INCOME FROM CONTINUING OPERATIONS BEFORE CUMULATIVE EFFECT
  OF A CHANGE IN ACCOUNTING PRINCIPLE AND DISCONTINUED
  OPERATIONS                                                       603         3,413      (1,072)             2,944
                                                                ------      --------     -------            -------

Cumulative effect of change in accounting principle, net             -           824           -                824
                                                                ------      --------     -------            -------

INCOME BEFORE DISCONTINUED OPERATIONS                              603         4,237      (1,072)             3,768
                                                                ------      --------     -------            -------

Discontinued Operations, net                                         -        (1,185)          -             (1,185)
                                                                ------      --------     -------            -------

NET INCOME                                                         603         3,052      (1,072)             2,583
                                                                ======      ========     =======            =======

NET INCOME PER COMMON SHARE AND
  COMMON SHARE EQUIVALENT                                                                                   $  0.52
                                                                                                            =======
WEIGHTED AVERAGE COMMON AND COMMON
  EQUIVALENT SHARES OUTSTANDING                                                                               4,940
                                                                                                            =======

SAFEGUARD HEALTH ENTERPRISES, INC.
 NOTES TO PRO FORMA CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS
(in thousands)

  1  BASIS OF PRESENTATION

On May 9, 1997, Safeguard Health Enterprises, Inc. (Safeguard) entered into a stock purchase agreement (the Acquisition) to acquire all of the outstanding shares of Advantage (incorporated as Advantage Dental Healthplans, Inc, a Missouri corporation, Advantage Dental Healthplans, Inc., a Florida corporation, Advantage Dental Healthplans, Inc., a Delaware corporation, Advantage Dental Plans, Inc., a Delaware corporation, ADH Plans, Inc., a Delaware corporation and ADH Marketing, Inc., a Florida corporation). Advantage is a licensed Dental Health Maintenance Organization (DHMO).

As indicated above, as part of the acquisition, the selling shareholder will receive an aggregate of $10,000,000 in cash ($8,500,000 payable in 1998, $500,000 payable, subject to certain conditions, on the first anniversary after closing and approximately $1,000,000 for a non-compete agreement). The acquisition is to be accounted for as a purchase. The pro forma consolidated unaudited statements of operations give effect to the acquisition as if it had occurred on January 1, 1996. The pro forma consolidated unaudited balance sheet gives effect to the acquisition as if it has occurred on March 31, 1997.

The pro forma consolidated unaudited financial statements do not purport to represent what the results of operations or financial position of Safeguard would actually have been if the Acquisition had occurred on January 1, 1996 or on March 31, 1997 or at any other date. Net income per share is computed based on the weighted average number of Safeguard's common shares and dilutive common equivalent shares outstanding during the periods presented.


  2  PRO FORMA ADJUSTMENTS

The pro forma adjustments (adjustments (a) through (d) pertain to the consolidated statements of operations, adjustments (e) through (k) pertain to the consolidated balance sheet) are as described below:

CONSOLIDATED STATEMENTS OF OPERATIONS ADJUSTMENTS:

(a) Reflects amortization expense for goodwill arising from the acquisition, amortized on a straight-line basis over 40 years. The final allocation of the purchase price (and the exact amount of goodwill) will be determined subsequent to the close of the acquisition or shortly thereafter.

(b) Reflects amortization expense relating to the approximately $1,000,000 noncompete agreements arising from the Acquisition. The consideration for the noncompete agreements is payable annually over two years. The costs are being amortized on a straight-line basis over the five-year term of the agreement.

(c) Reflects additional interest expense (at 8.5% per annum) on initial borrowings of approximately $8,500,000 used to finance the Acquisition. Principal is due and payable in 1998.

(d) Reflects interest income (at 5.5% per annum) lost on the $725,000 cash portion of the purchase price paid by Safeguard.


CONSOLIDATED BALANCE SHEET ADJUSTMENTS:

(e) Reflects initial borrowings of approximately $8,500,000 used to finance the acquisition.

(f) Reflects the use of Safeguard's investments available for sale, applied towards the acquisition costs and holdback account.

(g) Reflects the estimated cost in excess of the identifiable net assets acquired of Advantage. The final allocation of purchase price (and the amount of goodwill) will be determined subsequent to close of the acquisition or shortly thereafter.

(h)  Reflects the elimination of Advantage's shareholders' equity.

(i) Reflects the $1,000,000 noncompete agreement and related obligation. Such obligation is estimated at approximately $500,000 current and approximately $500,000 long-term.

(j) Reflects estimated costs and obligations incurred in connection with the acquisition.

(k)  Assets retained by seller.